Exhibit 99.1

NCI ANNOUNCES INTERNAL INVESTIGATION

RESTON, Va.—January 23, 2017—NCI, Inc. (NASDAQ: NCIT) (“NCI” or the “Company”), a leading provider of information technology and professional services and solutions to U.S. Federal Government agencies, announced today that, based upon preliminary findings, it has discovered that its controller, acting alone, embezzled money from the Company. The employment of the controller has been terminated, and the Company has commenced an internal investigation with the help of outside counsel and forensic accountants.

While the investigation is ongoing, the Company believes that its former controller embezzled approximately $18 million over the last six years. NCI is working with legal counsel and cooperating with federal authorities to determine the best course of action from a legal, regulatory and recovery perspective and will provide further information as soon as practicable. NCI believes that after direct recovery from its former controller and after giving effect to available insurance coverage, it will be able to recover a large portion of the embezzled funds.

Of the estimated $18 million of embezzled funds, the Company believes that approximately $5 million was taken during 2016 and the remaining $13 million was taken over the prior five years. The Company’s preliminary findings indicate that these funds were reflected as expenses in the Company’s financial statements. These expenses were treated as allowable indirect costs on its government contracts but should have been classified as unallowable costs. The Company has concluded that the unaudited interim financial statements for the nine-month period ending September 30, 2016, contain material errors related to the theft in that period. Therefore, the unaudited financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of 2016 should not be relied upon by investors. As part of the completion of its financial reporting process for the fiscal year 2016, the Company will provide amended financial results for that nine-month period.

The Company has performed a preliminary analysis of the financial effect of the estimated $13 million in theft losses incurred in years before 2016. Based upon preliminary findings, the Company believes that it is unlikely that there are any material misstatements relating to the embezzled funds in the financial statements for fiscal years 2015, 2014 and 2013. At this time, the Company is not aware of any other possible misstatements in the financial statements. If any material errors are discovered through the active investigation and forensic analysis, the Company will make timely disclosure at that time.

In addition, as part of the investigation, the Company is reviewing its internal controls over financial reporting. Although the investigation is ongoing, the Company believes that material weaknesses existed in its internal controls during the relevant periods during which the embezzlement occurred. As a result of these weaknesses, investors, analysts and other persons should not rely on management’s reports on internal controls over financial reporting or the Company’s independent registered public accounting firm’s audit reports on the effectiveness of the Company’s internal controls over financial reporting filed with the Company’s Form 10-K for the fiscal year ended December 31, 2015. The Company is implementing steps to strengthen its internal controls and to remediate the weaknesses that it has identified.

About NCI, Inc.

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health and civilian government agencies. The Company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile development and integration; cybersecurity and information assurance; engineering and logistics; big data and data analytics; IT infrastructure optimization and service management; and health and program integrity. Headquartered in Reston, Virginia, NCI has approximately 2,000 employees operating at more than 100 locations worldwide. For more information, visit www.nciinc.com or email investor@nciinc.com.

Forward Looking Statements

Portions of this press release may constitute “forward-looking statements,” and assumptions underlying such forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any such forward-looking statements are made within the “safe-harbor” protections of the PSLRA and should not be relied upon as representing our views as of any subsequent date. We are under no obligation to, and expressly disclaim any responsibility to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this filing include those regarding: (a) the magnitude of the theft and the time period over which it occurred; (b) the effect of the theft on our financial statements, including the treatment of embezzled funds in the Company’s historical financial statements, the estimated impact of the misstatements on our revenue and earnings before income taxes and the periods effected; (c) potential adjustments to our periodic reports and the financial statements contained therein; and (d) the scope of the investigation. The statements are based on the current beliefs and expectations of management and as such are subject to significant risks and uncertainties. Such forward-looking statements are based on information available to us as of the date of this release and involve a number of risks and uncertainties, some beyond our control, that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks include the uncertainty surrounding the timing and results of the Company’s investigation, the potential need for restatement of our prior period financial statements, potential legal or regulatory action related to the matters under investigation, and the potential impact on our business and stock price of any announcements regarding any of the foregoing. Additional information that could lead to material changes in our performance is contained in our filings with the Securities and Exchange Commission.

NCI, Inc.

IR Contact

Lawrence Delaney, Jr.

Investor Relations Advisor

714-734-5142

or

Media Contact

Joelle Shreves

Vice President, Marketing & Corporate Communications

703-707-6904